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UNITED STATES	OMB Number: 3235-0060
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2008

NuSTATE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-25753	87-0449667
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

902 Clint Moore Road, Suite 204, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 561-998-7557

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2008, NuState Energy Holdings, Inc. entered into agreements with Rentar Environmental Solutions, Inc., a Delaware corporation (“RES”), and Rentar Logic, Inc., a Delaware corporation (“RLI”), which finalized the Software Transaction Agreement (the “Transaction”) dated April 10, 2008 previously reported in our Form 10-QSB for the quarterly period ended March 31, 2008 filed on May 20, 2008. Pursuant to the Transaction, we sold all our intellectual property, other than that related to Commodity Express Transportation, Inc., to RLI in consideration for 49% of RLI’s issued and outstanding shares, the right to use a portion of RES’ office space, the obligation by RLI to pay us $3,000,000 over an unspecified time period and the agreement by RES, defined in a Capital Contribution Agreement, to pay $18,000 per month for the ongoing support of our information technology department. RES, as owner of 51% of RLI, secured RLI’s $3,000,000 obligation to us by placing into escrow shares of its unregistered common stock that it valued at $3,000,000. These escrowed shares are to be released to RES as RLI reduces its obligation to us. Most of the funds to pay us are being raised by RES through a private offering of its common stock. Since April 10, 2008, RLI has satisfied approximately $619,000 of its $3,000,000 obligation to us by paying approximately $169,000 of our accrued interest and consulting expenses and by arranging to have RES issue shares of its unregistered common stock to two of our lenders in exchange for their forgiveness of $450,000 of our promissory notes.

In the Voting Trust Agreement between RLI, RES and us, RES was named trustee of the trust into which RES and we deposited all our shares of RLI and which has the right to vote these shares. Also, the trustee agreed to vote these shares to effect the election of Frank Reilly, our Chief Executive Officer and Richard Hersh, the Chairman of our board of directors, and three officers of RES as members of RLI’s board of directors.

In the Shareholders Agreement between RLI’s shareholders, RES and us, we are restricted from any transfer or disposition of our RLI shares without first obtaining the written consent of RLI with the exception of a sale by one RLI shareholders another RLI shareholder. Further, RES has a right of first refusal to acquire our RLI shares prior to our selling them to any other party.

The agreements referred to herein are attached hereto as Exhibits 10.49, 10.50, 10.51 and 10.52.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits

10.49	Software Transaction Agreement Between NuState Energy Holdings, Inc., Rentar Environmental Solutions, Inc. and the organizers of a new company to be formed (Frank P. Reilly and Joel S. Ratner)

10.50	Capital Contribution Agreement Between Rentar Logic, Inc., Rentar Environmental Solutions, Inc. and NuState Energy Holdings, Inc.

10.51	Rentar Logic, Inc. Shareholders Agreement Between Rentar Environmental Solutions, Inc. and NuState Energy Holdings, Inc.

10.52	Voting Trust Agreement Between Rentar Logic, Inc., Rentar Environmental Solutions, Inc. and NuState Energy Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuSTATE ENERGY HOLDINGS, INC.

By:	/s/ Frank P. Reilly
Frank P. Reilly
Chief Executive Officer

Date: June 13, 2008